UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 14, 2005

AutoNation, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13107	73-1105145
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

110 SE 6th Street, Ft. Lauderdale, Florida		33301
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(954) 769-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On July 14, 2005 AutoNation, Inc. (the "Company") issued a press release announcing that it had completed a $600 million unsecured bank line of credit pursuant to a Five-Year Credit Agreement (the "Agreement"). The new five-year credit facility replaces a $300 million, 5-year credit facility that was set to expire on August 9, 2006 and a $200 million 364-day credit facility that was set to expire on August 5, 2005. The Administrative Agent for the new credit facility is JPMorgan Chase Bank, N. A. and the Syndication Agent is Bank of America, N. A. A total of 13 lenders are committed to the new credit facility. Copies of the Agreement and the press release are furnished as Exhibits 10.15 and 99.1, respectively, to this Current Report and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

10.15 Five-Year Credit Agreement dated July 14, 2005.
99.1 Press Release dated July 14, 2005 issued by AutoNation, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AutoNation, Inc.

July 14, 2005	By:	/s/ Jonathan P. Ferrando

Name: Jonathan P. Ferrando
Title: Executive Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.15	Five-Year Credit Agreement dated July 14, 2005.
99.1	Press Release dated July 14, 2005 issued by AutoNation, Inc.